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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sabre Holding Corporation 2003 Directors Deferred Compensation and Deferred Stock Unit Plan of our report dated January 14, 2002, except for Note 19, as to which the date is February 19, 2002, with respect to the consolidated financial statements and schedule of Sabre Holdings Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

Dallas, Texas

January 24, 2003

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  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS